EXHIBIT 2.1
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                                                                  EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                           R&R ACQUISITION III, INC.,
                            PR PHARMACEUTICALS, INC.
                                       AND
                              PRP MERGER SUB, INC.


        This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of June 19, 2007, among R&R Acquisition III, Inc., a Delaware corporation ("PARENT"), PR Pharmaceuticals, Inc., a Delaware corporation ("PRP"), and PRP Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB").

                                    RECITALS

        A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DGCL"), Parent, PRP and Merger Sub intend to enter into a business combination transaction.

        B. The Board of Directors of PRP (i) has determined that the Merger (as defined in Section 1.1 below) is consistent with and in furtherance of the long-term business strategy of PRP and fair to, and in the best interests of, PRP and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has determined to recommend that the stockholders of PRP adopt this Agreement.

        C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has approved the issuance of shares of Parent Common Stock (as defined below) pursuant to the Merger (the "SHARE ISSUANCE").

        D. The Board of Directors of Merger Sub (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Merger Sub, and fair to and in the best interests of, Merger Sub and its stockholder, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has determined to recommend that the sole stockholder of Merger Sub adopt this Agreement.

        E. Prior to and as a condition to the Closing (as defined in Section 1.2 below), PRP is issuing a minimum of $20 million and a maximum of $25 million of PRP Common Stock (as defined in Section 1.6 below) and related warrants to purchase PRP Common Stock (the "FINANCING") pursuant to the terms described in the Private Placement Memorandum of PRP dated June 19, 2007 (the "MEMORANDUM").

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        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

        1.1 THE MERGER. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into PRP (the "MERGER"), the separate corporate existence of Merger Sub shall cease and PRP shall continue as the surviving corporation and shall become a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "PRP SURVIVING CORPORATION."

        1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Article VII hereof, the closing of the Merger and the other transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Parent's counsel, at a time and date to be specified by the parties, but in no event later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI hereof. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in the form attached as EXHIBIT A hereto or like instrument (a "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL (the times at which the Merger has become fully effective (or such later time as may be agreed in writing by PRP and specified in the Certificate of Merger) is referred to herein as the "EFFECTIVE TIME").

        1.3     EFFECT OF THE MERGER.

                (a) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein, all the property, rights, privileges, powers and franchises of PRP and Merger Sub shall vest in the PRP Surviving Corporation, and all debts, liabilities and duties of PRP and Merger Sub shall become the debts, liabilities and duties of the PRP Surviving Corporation.

                (b) Prior to or at the Effective Time, the properties and assets of Parent and Merger Sub will be free and clear of any and all encumbrances, charges, claims equitable interests, liens, options, pledges, security interests, mortgages, rights of first refusal or restrictions of any kind and nature (collectively, the "ENCUMBRANCES"), except for such liabilities, accounts payable, debts, adverse claims, duties, responsibilities and obligations of every kind or nature, whether accrued or unaccrued, known or unknown, direct or indirect, absolute, contingent, liquidated or unliquidated and whether arising under, pursuant to or in connection with any contract, tort, strict liability or otherwise (collectively the "LIABILITIES") of Parent which are described in Section 3.5(b) hereof.

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        1.4     CERTIFICATES OF INCORPORATION; BYLAWS.

                (a) Unless otherwise determined by PRP prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of the PRP Surviving Corporation shall be amended to read in its entirety as set forth on EXHIBIT A to the Certificate of Merger until thereafter amended in accordance with the DGCL and the terms of such Certificate of Incorporation.

                (b) Unless otherwise determined by PRP prior to the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the PRP Surviving Corporation at and after the Effective Time, until thereafter amended in accordance with the DGCL and the terms of Certificate of Incorporation of the PRP Surviving Corporation and such Bylaws.

        1.5     PRP DIRECTORS AND OFFICERS.

                (a) Unless otherwise determined by PRP prior to the Effective Time, the directors of PRP immediately prior to the Effective Time shall be the directors of the PRP Surviving Corporation and at and after the Effective Time, each to hold the office of a director of the PRP Surviving Corporation in accordance with the provisions of the DGCL and the Certificate of Incorporation and Bylaws of the PRP Surviving Corporation until their successors are duly elected and qualified.

                (b) Unless otherwise determined by PRP prior to the Effective Time, the officers of PRP immediately prior to the Effective Time shall be the officers of the PRP Surviving Corporation at and after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the PRP Surviving Corporation.

        1.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, PRP and Merger Sub or the holders of any of the following securities, the following shall occur:

                (a) CONVERSION OF PRP CAPITAL STOCK. Each share of common stock, par value $0.01 per share, of PRP (the "PRP COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than shares held by holders who have not consented to and approved the adoption of this Agreement in writing and who qualify under and have complied with all of the provisions of
Section 262 of the DGCL) will be automatically converted (subject to Section 1.6(d)), into 0.05 shares of common stock of the Parent, par value $0.0001 per share (the "PARENT COMMON STOCK"), such aggregate shares of Parent Common Stock being referred to in this Agreement as the "PRP MERGER CONSIDERATION". If any shares of PRP Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with PRP, then the shares of Parent Common Stock issued in exchange for such shares of PRP Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

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                (b)     PRP STOCK OPTIONS. At the Effective Time, the PR
Pharmaceuticals, Inc. 1998 Incentive Stock Plan and the PR Pharmaceuticals, Inc. 2007 Stock Plan (collectively, the "PRP OPTION PLANS"), and all options to purchase PRP Common Stock then outstanding thereunder, shall be assumed by Parent in accordance with Section 5.4(a) hereof.

                (c) PRP WARRANTS. At the Effective Time, all warrants to purchase PRP Common Stock then outstanding shall be assumed by Parent, and shall become exercisable for shares of Parent Common Stock in accordance with Section 5.4(b) hereof.

                (d) ADJUSTMENTS TO PRP MERGER CONSIDERATION. Except as described in Section 1.8, the PRP Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock or PRP Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or PRP Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

                (e) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger. In lieu thereof any fractional share will be rounded to the nearest whole share of Parent Common Stock (with .5 being rounded up).

        1.7     REGISTRATION RIGHTS.

                The Parent shall include in the registration statement that it anticipates filing with the SEC on Form S-1 or similar form after the Closing Date (the "REGISTRATION STATEMENT"), the shares that PRP contemplates selling in the Financing, shares of PRP Common Stock issued or issuable to certain security holders of PRP and the shares of each of the current stockholders of Parent (the "SHELLCO STOCKHOLDER SHARES"). If at any time following the Closing, the Parent shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (a "SUBSEQUENT REGISTRATION STATEMENT"), other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), and the Shellco Stockholder Shares are not at such time covered by an effective registration statement permitting their resale, then the Parent shall include in the Subsequent Registration Statement the Shellco Stockholder Shares. If the Subsequent Registration Statement is being filed pursuant to a third-party written agreement obligating the Parent to file the same, the holders of the Shellco Stockholder Shares shall be entitled to receive all notices and documents sent by the Parent to the third-party whose securities are being registered pursuant to such Subsequent Registration Agreement.

        1.8 NO FURTHER OWNERSHIP RIGHTS IN PRP COMMON STOCK. All shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of PRP Common Stock. After the Effective Time, there shall be no further registration of transfers on the records of PRP Surviving Corporation of shares of PRP Common Stock which were outstanding immediately prior to the

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Effective Time. If, after the Effective Time, Certificates are presented to PRP
Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Parent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of PRP Common Stock represented by such Certificates were converted pursuant to Section 1.6(a); provided, however, that the Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or PRP Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.10 TAX TREATMENT. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). Each of the parties hereto adopts this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations (the "REGULATIONS"). Both prior to and after the Closing, each party's books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a reverse triangular merger under Section 368(a)(2)(E) of the Code (and comparable provisions of any applicable state or local laws); except to the extent the Merger is determined in a final administrative or judicial decision not to qualify as a reorganization within the meaning of Code Section 368(a).

        1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the PRP Surviving Corporation (and/or its successor in interest) with full right, title and possession to all assets, property, rights, privileges, powers and franchises of PRP and Merger Sub, the officers and directors of Parent and the PRP Surviving Corporation shall be fully authorized (in the name of Merger Sub, PRP and otherwise) to take all such necessary action.

        1.12 RESTRICTIONS ON TRANSFER; LEGENDS. Any shares of Parent Common Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act (as defined in Section 3.5) or (2) upon receipt by Parent of a written opinion of counsel reasonably satisfactory to Parent that is knowledgeable in securities laws matters to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends must be placed on all certificates representing shares of Parent issued in the Merger, substantially as follows:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
        SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION

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        REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE
        SECURITIES MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF PRP

        Except as set forth in the Memorandum, PRP hereby represents and warrants to Parent that the statements contained in this Article II are true and correct.

        2.1 ORGANIZATION, QUALIFICATION AND SUBSIDIARIES. PRP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PRP has no subsidiaries other than PR Pharmaceuticals NV and does not have an equity interest in any other firm, partnership, association or other entity. PRP is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a PRP Material Adverse Effect (as defined in Section 2.3 below).

        2.2 AUTHORIZATION, ENFORCEMENT. PRP has the requisite corporate power and authority to conduct its business as presently conducted as described in the Memorandum and to enter into and to consummate the Merger. The execution and delivery of this Agreement by PRP and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of PRP and no further consent or action is required by PRP, other than the Required Approvals (as defined below) and the approval of PRP's stockholders and the approval of the stockholders of Parent and Merger Sub of the Merger and the amendments to their respective certificates of incorporation (the "STOCKHOLDER APPROVALS"). This Agreement, when executed and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of PRP enforceable against PRP in accordance with its terms, subject to the Stockholder Approvals, applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity.

        2.3 NO CONFLICTS. The execution, delivery and performance of this Agreement by PRP and the consummation by PRP of the Merger do not and will not:
(i) conflict with or violate any provision of PRP's Certificate of Incorporation or Bylaws, or (ii) subject to obtaining the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice or lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing PRP debt or otherwise) or other understanding to which PRP is a party or by which any material property or asset of PRP is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in

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effect to which PRP is subject (including federal and state securities laws and regulations), or by which any material property or asset of PRP is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate (a) materially and adversely affect the legality, validity or enforceability of the Merger, (b) have or result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of PRP, taken as a whole, or (c) materially and adversely impair PRP's ability to perform fully on a timely basis its obligations under this Agreement (any of (a), (b) or (c), a "PRP MATERIAL ADVERSE EFFECT").

        2.4 FILINGS, CONSENTS AND APPROVALS. PRP is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by PRP of this Agreement, other than the Stockholder Approvals and the filing with the Secretary of State of Delaware of the Certificate of Merger (collectively, the "REQUIRED APPROVALS").

        2.5 ISSUANCE OF THE SHARES. The PRP Common Stock issued in the Financing will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all liens at issuance. Assuming the accuracy of the purchaser's representations and warranties set forth in the relevant subscription agreements, no registration under the Securities Act is required for the offer and sale of the PRP Common Stock by PRP to the purchasers in the Financing.

        2.6 CAPITALIZATION. As of the date of this Agreement, PRP's authorized capital consists of 100,000,000 shares of PRP Common Stock and 20,000,000 shares of preferred stock. Immediately prior to the Effective Time, PRP's authorized capital will consist of 500,000,000 shares of PRP Common Stock and 3,500,000 shares of preferred stock. PRP's outstanding capital (i) as of the date of this Agreement and (ii) as of immediately before the Effective Time, as set forth on Schedule 2.6. Except as described in the Memorandum or Schedule 2.6, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of PRP Common Stock, or contracts, commitments, understandings or arrangements by which PRP is or may become bound to issue additional shares of PRP Common Stock or rights convertible or exchangeable into shares of PRP Common Stock.

        2.7 FINANCIAL STATEMENTS. The Memorandum includes audited financial statements for the year ending December 31, 2004 and unaudited financial statements for the years ending December 31, 2005 and December 31, 2006 and for the three months ending March 31, 2007. The audited financial statements, together with the related notes thereto, of PRP included in the Memorandum present fairly, in all material respects, the financial position of PRP as of the dates specified and the results of its operations and changes in financial position for the periods covered thereby. Such audited financial statements and related notes were prepared in accordance with United States generally accepted accounting principles ("GAAP") throughout the period indicated except as may be disclosed in the notes thereto, and except that the unaudited financial statements omit notes and normal year-end adjustments. Except as required to be set forth in such financial statements or otherwise disclosed in the Memorandum, PRP has no material liabilities of any kind, whether accrued, absolute, contingent or otherwise or entered into any material transactions or commitments. The other financial information with respect to

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PRP included in the Memorandum are true, correct and accurate in all material respects and present fairly in all material respects the information shown therein on a basis consistent with the financial statements of PRP included in the Memorandum. Audited financial statements for the years ending December 31, 2005 and December 31, 2006 will be provided to Parent on or before the Closing Date.

        2.8 MATERIAL CHANGES. Except for the proposed Financing, the transactions contemplated thereby and the loan issued by the placement agent in such financing to PRP, since the date of the latest financial statements furnished to Parent: (i) there has been no event, occurrence or development that has had a PRP Material Adverse Effect, (ii) PRP has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and
(B) liabilities not required to be reflected in PRP's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) PRP has not altered its method of accounting or the identity of its auditors,
(iv) PRP has not declared or made any dividend or distribution of cash or other property to its stockholders except in the ordinary course of business consistent with prior practice, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except consistent with prior practice or pursuant to existing PRP stock option or similar plans, and (v) PRP has not issued any equity shares to any officer, director or affiliate, except pursuant to existing PRP stock option or similar plans or upon conversion or exercise of outstanding PRP securities.

        2.9 TAXES. PRP has filed, on a timely basis, each Federal, state, local and foreign tax return which is required to be filed by it, or has requested an extension therefor and has paid all taxes and all related assessments, penalties and interest to the extent that the same have become due and are not being contested in good faith.

        2.10 LITIGATION. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of PRP, threatened against or affecting PRP or its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION") which:
(i) materially adversely affects or challenges the legality, validity or enforceability of this Agreement or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a PRP Material Adverse Effect. PRP is not nor has it ever been the subject of any Action involving a claim of violation of or liability under federal or state securities laws. There has not been, and to the knowledge of PRP, there is not pending or contemplated, any investigation by the SEC or any other governmental authority involving PRP.

        2.11 COMPLIANCE. PRP is not: (i) in violation of its certificate of incorporation or by-laws (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by PRP under), nor has PRP received notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), which default or violation would have or result in a PRP Material Adverse Effect, (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) or has not been in violation of any statute, rule or regulation of any governmental authority, except in each case

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as would not, individually or in the aggregate, have or result in a PRP Material
Adverse Effect.

        2.12 REGULATORY PERMITS. PRP possesses or has applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits would not, individually or in the aggregate, have a PRP Material Adverse Effect ("MATERIAL PERMITS"), and PRP has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

        2.13 PROPERTIES. PRP does not own any real property in fee simple, and PRP has good and marketable title to all property (personal, tangible and intangible) owned by it, free and clear of all security interests, liens and encumbrances, except those that (i) do not materially interfere with the use made of such property by PRP or (ii) would not have a PRP Material Adverse Effect.

        2.14 INTELLECTUAL PROPERTY. PRP owns all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes necessary for the conduct of PRP's business (collectively, the "INTANGIBLES"), except to the extent that the failure to own or possess adequate rights to such Intangibles would not have a PRP Material Adverse Effect. To the knowledge of PRP, PRP has not infringed upon the rights of others with respect to the Intangibles and PRP has not received written notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or any written notice of conflict with the asserted rights of others with respect to the Intangibles, which infringement or conflict, if the subject of an unfavorable decision, would have a PRP Material Adverse Effect.

        2.15 LACK OF PUBLICITY. None of PRP or any person acting on its behalf have engaged or will engage in any form of general solicitation or general advertising as those terms are used in Regulation D under the Securities Act in the United States with respect to the Financing or the securities that will be exchanged for PRP Common Stock in the Merger, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, regarding the Financing, nor did any such person sponsor any seminar or meeting to which potential investors were invited by, or any solicitation of a subscription by, a person not previously known to such investor in connection with investments in the PRP Common Stock generally. None of PRP, its subsidiaries or any person acting on its or their behalf have engaged or will engage in any form of directed selling efforts (as that term is used in Regulation S under the Securities Act) with respect to the securities that will be exchanged for PRP Common Stock in the Merger.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

        Each of Parent and PRP Sub, jointly and severally, hereby represents and warrants to PRP that the statements contained in this Article II are true and correct.

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        3.1     ORGANIZATION OF PARENT AND MERGER SUB.

                (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect. As used in this Agreement, the term "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Parent and Merger Sub as a whole or on the ability of Parent to consummate the transactions contemplated by this Agreement; it being understood, however, that Parent's continuing incurrence of losses, as long as such losses are in the ordinary course of business shall not, alone, be deemed to be a Parent Material Adverse Effect.

                (b) Parent has no subsidiaries other than Merger Sub and R&R Sub III, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, which is inactive.

                (c) Parent has delivered or made available to PRP a true and correct copy of the Certificate of Incorporation and Bylaws of each of Parent and Merger Sub, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

        3.2 CAPITAL STRUCTURE. As of the date of this Agreement, the authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock of which there were 2,500,000 shares issued and outstanding as of the date hereof. As of the Closing, the authorized capital stock of Parent shall consist of 95,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock and there shall be issued and outstanding such number of shares of Parent Common Stock as is required pursuant to Section 4.3(a) and no shares of preferred stock shall be issued and outstanding. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, par value $0.0001 per share (the "MERGER SUB COMMON STOCK"), of which there were 100 shares issued and outstanding as of the date hereof. All outstanding shares of Parent and Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable, were issued in compliance with applicable securities laws and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent and Merger Sub or any agreement or document to which Parent or Merger Sub is a party or by which it is bound. As of the date hereof, Parent did not have any options or warrants to purchase common stock outstanding.

        3.3 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. There are no equity securities, partnership interests or similar ownership interests of any class of Parent or Merger Sub, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. There are no equity securities, partnership interests or similar ownership interests of any class of Merger Sub of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or Merger Sub is a party or by which it is bound obligating Parent or Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Parent or with respect to any equity security partnership interest or similar ownership interest of any class of Merger Sub.

        3.4     AUTHORITY.

                (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, subject only to the adoption of this Agreement by Parent and Merger Sub's stockholders and the filing and recordation of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by PRP, constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Parent and Merger Sub, do not, and the performance of this Agreement by each of Parent and Merger Sub, will not (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent, or Merger Sub, respectively, (collectively, the "PARENT CHARTER DOCUMENTS"), (ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub, respectively, or by which its or any of their respective properties is bound or affected or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of, Parent's or Merger Sub's rights or alter the rights or obligations of any third party under, or to Parent's knowledge, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or Merger Sub, respectively, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of Parent or Merger Sub is a party or by which Parent or Merger Sub, or any of their respective properties are bound or affected.

                (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to any of Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws (including under Regulation D) and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect.

        3.5     PARENT SEC FILINGS; PARENT FINANCIAL STATEMENTS.

                (a) The Parent has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC"). All such required forms, reports and documents (including the financial statements, exhibits and schedules thereto and those documents that the Parent may file subsequent to the date hereof) are collectively referred to herein as the "PARENT SEC REPORTS" and Parent has provided or made available to PRP copies thereof and of all correspondence to or from the SEC with respect to the Parent. As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIALS"), including any Parent SEC Reports filed after the date hereof until the Closing, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB under the Exchange Act) and (iii) fairly presented the financial position of the Parent at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Parent as of March 31, 2007 is hereinafter referred to as the "PARENT BALANCE SHEET." Except as disclosed in the Parent Financials, the Parent does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Parent, except liabilities (i) provided for in the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices.

        3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as contemplated by this Agreement, since the date of the Parent Balance Sheet, Parent has conducted business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change that individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or Merger Sub, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iv) any event that would constitute a violation of Section 4.1 or Section 4.2 hereof, if such event occurred after the date of this Agreement and prior to the Effective Time; or (v) any change by Parent in accounting principles, practices or methods.

        3.7     TAX MATTERS.

                (a) For purposes of this Agreement, (i) "TAXES" shall mean all Federal, state, local, foreign, provincial, territorial or other taxes, imports, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, profits taxes, franchise taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers' compensation, unemployment, payroll and franchises imposed by or under any law (meaning all laws, statutes, ordinances and regulations of any governmental authority including all decisions of any court having the effect of law), and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts; (ii) "TAX RETURNS" shall mean any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed with any Taxing Authority (as defined below), or where none is required to be filed with a Taxing Authority, the statement or other document issued by the applicable Taxing Authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax; and (iii) "TAXING AUTHORITY" shall mean any domestic, foreign, Federal, national, provincial, state, county or municipal or other local government or court, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

                (b) Parent has (i) filed all Tax Returns that are required to have been filed by it with all appropriate Taxing Authorities (and all such returns are true and correct and fairly reflect in all material respects its operations for tax purposes), and (ii) timely paid all Taxes shown as owing on such Tax Returns or assessed by any Taxing Authority (other than Taxes the validity of which are being contested in good faith by appropriate proceedings). Between September 30, 2006 and the Closing Date, neither Parent nor Merger Sub has incurred (or will incur) a Tax liability other than a Tax liability in the ordinary course of business and in accordance with past custom and practice. The assessment of any additional Taxes for periods for which Tax Returns have been filed is not expected to exceed reserves made in accordance with GAAP and reflected in the Parent Financial Statements and the Parent Balance Sheet and, to Parent's knowledge, there are no material unresolved questions or claims concerning Parent's Tax liability. Parent's Tax Returns have not been reviewed or audited by any Taxing Authority and no deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against Parent or Merger Sub that are not adequately reserved for in accordance with GAAP. No liens exist for Taxes (other than liens for Taxes not yet due and payable) with respect to any of the assets or properties of Parent or Merger Sub.

                (c) Neither Parent nor Merger Sub has outstanding any agreements or waivers extending, or having the effect of extending, the statute of limitations with respect to the assessment or collection of any Tax or the filing of any Tax Return.

                (d) Neither Parent nor Merger Sub is a party to or bound by any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

                (e) The Parent has never received any notice relating to any audit or examination relating to Taxes of Parent.

        3.8 PATENTS AND TRADEMARKS. Parent has no patents, trademarks, licenses, sublicenses, or any agreement relating to the ownership of use of any intellectual property.

        3.9     COMPLIANCE; PERMITS; RESTRICTIONS.

                (a) Neither Parent nor Merger Sub is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or its or any of their respective properties is bound or affected except for those conflicts, defaults or violations which would not be reasonably expected to have a Parent Material Adverse Effect. To the knowledge of Parent, no investigation or review by any Governmental Entity is pending or threatened against Parent or Merger Sub, nor has any Governmental Entity indicated in writing an intention to conduct the same; other than those which would not reasonably be expected to have a Parent Material Adverse Effect. There is no agreement, judgment, injunction, order or decree binding upon Parent or Merger Sub which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or Merger Sub, any acquisition of material property by Parent or Merger Sub or the conduct of business by Parent as currently conducted.

                (b) Parent and Merger Sub hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are necessary to the conduct of the business of Parent except those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, (collectively, the "PARENT PERMITS"). Parent and Merger Sub are in compliance in all material respects with the terms of the Parent Permits.

        3.10 LITIGATION. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, including derivative suits brought by or on behalf of

Parent, or as to which Parent or Merger Sub has received any written notice of assertion nor, to Parent's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or Merger Sub seeking to delay, limit or enjoin the transactions contemplated by this Agreement or which might reasonably be expected to have a Parent Material Adverse Effect.

        3.11 BROKERS' AND FINDERS' FEES. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than finders' fees, the payment for which will be the sole responsibility of Parent.

        3.12 EMPLOYEES. Neither Parent nor Merger Sub has ever had any employees.

        3.13 ABSENCE OF LIENS AND ENCUMBRANCES. Each of Parent and Merger Sub has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens and encumbrances except (i) as reflected in the Parent Financial Statements, (ii) for liens for taxes not yet due and payable and (iii) for such imperfections of title and encumbrances, if any, which would not be reasonably expected to have a Parent Material Adverse Effect.

        3.14 AGREEMENTS. Parent is not a party to any written or oral agreements except that Parent has entered into retainer and engagement agreements with its audit and legal professional in the ordinary course of its business.

        3.15 BOARD APPROVAL. The Board of Directors of each of Parent and Merger Sub has, as of the date of this Agreement, (i) determined that the Merger is fair to, advisable and in the best interests of it and its stockholders, (ii) has approved the Share Issuance and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

        3.16 VALID ISSUANCES. The PRP Merger Consideration to be issued by Parent in the Merger, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, full paid and nonassessable, free of all liens and encumbrances and not subject to preemptive rights.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 CONDUCT OF BUSINESS BY THE PARTIES. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as contemplated by this Agreement, the Financing or the transactions contemplated hereby and thereby, each of PRP and Parent shall carry on their respective business in the ordinary course and in substantial compliance with all applicable laws and regulations, pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to (i) preserve intact their present business organization, (ii) keep available the services of each of their present officers and employees, respectively, and
(iii) preserve their relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective business.

        4.2 NEGATIVE COVENANTS OF PARENT. Except as permitted by the terms of this Agreement, without the prior written consent of PRP, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit Merger Sub to do any of the following:

                (a) Except as required by applicable law, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprise options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

                (b) Except as required by applicable law, grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to PRP, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

                (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                (d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or Merger Sub;

                (e) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, or any equity-based awards (whether payable in shares, cash or otherwise);

                (f) Cause, permit or submit to a vote of Parent's stockholders any amendments to the Parent Charter Documents (or similar governing instruments of Merger Sub) other than as provided in Section 6.2(h);

                (g) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or strategic investments;

                (h) Sell, lease, license, encumber or otherwise dispose of any properties or assets except in the ordinary course of business consistent with past practice, except for the sale, lease, licensing, encumbering or disposition of property or assets which are not material, individually or in the aggregate, to the business of Parent and Merger Sub;

                (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent;

                (j) Adopt or amend any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries, wage rates, compensation or other fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by law;

                (k) Pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the Parent Balance Sheet or incurred since the date of such financial statements, or
(ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any agreement to which Parent or Merger Sub is a party or of which Parent or Merger Sub is a beneficiary;

                (l) Except in the ordinary course of business consistent with past practice, materially modify, amend or terminate any agreements or waive, delay the exercise of, release or assign any material rights or claims thereunder without providing prior notice to Parent;

                (m) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

                (n) Make any Tax election or accounting method change (except as required by GAAP) inconsistent with past practice that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Parent or Merger Sub, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes;

                (o) Take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code or an exchange qualifying under Section 351 of the Code; or

                (p) Agree in writing or otherwise to take any of the actions described in Section 4.2 (a) through (o) above.

        4.3     AFFIRMATIVE PRE-CLOSING COVENANTS OF PARENT.

                (a) Prior to the Closing, Parent shall take all actions required such that immediately after the Effective Time persons who were stockholders of Parent immediately prior to the Effective Time shall hold 7% of the fully diluted shares of Parent Common Stock (the "PARENT RECAPITALIZATION"). For example,

                (i) assuming the Maximum Offering (as defined in the Memorandum) Parent will have 22,672,298 shares of Parent Common Stock issued or issuable on a fully diluted basis as of immediately after the Effective Time, of which 1,587,061 will be held by persons who held shares of Parent Common Stock as of immediately before the Effective Time; and

                (ii) assuming the Minimum Offering (as defined in the Memorandum) Parent will have 20,237,976 shares of Parent Common Stock issued or issuable on a fully diluted basis as of immediately after the Effective Time, of which 1,416,658 will be held by persons who held shares of Parent Common Stock as of immediately before the Effective Time.

                (b) Prior to the Closing, Parent shall have amended its Certificate of Incorporation and Bylaws in the form of EXHIBIT B AND C hereto.

        4.4 COVENANTS OF PRP. Except as disclosed in Schedule 4.3 hereto, permitted by the terms of this Agreement or in connection with the Financing or the transactions contemplated hereby and thereby, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, PRP shall not (i) amend the PRP Charter Documents (other than as provided in Section 6.2(g)); (ii) split, combine or reclassify its outstanding shares of capital stock; (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock; (iv) take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code or a qualifying exchange under Section 351 of the Code; (v) conduct its business, other than in the ordinary course consistent with past practices; (vi) issue any capital stock or any options, warrants or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of the capital stock of PRP; or (vii) directly or indirectly redeem, purchase, sell or otherwise acquire any capital stock of PRP.

        4.5 POST-CLOSING COVENANT OF PARENT. As soon as reasonably practicable after the Parent Board is expanded in accordance with Section 5.6, Parent shall enter into an indemnification agreement with Arnold P. Kling in the form attached hereto as Exhibit D.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        5.1 PUBLIC DISCLOSURE; SECURITIES LAW FILINGS. Parent and PRP will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. In addition, Parent and PRP agree to cooperate in the preparation and filing of all filings required by applicable securities laws, including, without limitation, the Merger Form 8-K (as defined in Section 6.1 below), other current reports on Form 8-K and information required by Rule 14f-1 under the Exchange Act.

        5.2     COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION.

                (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including to accomplish the following: (i) causing the conditions precedent set forth in Article VI to be satisfied; (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities; (iii) making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); (iv) avoiding any suit, claim, action, investigation or proceeding by any Governmental Entity challenging the Merger or any other transaction contemplated by this Agreement; (v) obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement; (vi) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vii) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                (b) Parent shall give prompt notice to PRP upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.2(a) or
Section 6.2(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                (c) PRP shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of PRP to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        5.3 THIRD PARTY CONSENTS. On or before the Closing Date, Parent and PRP will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

        5.4     PRP STOCK OPTIONS AND WARRANTS.

                (a) At the Effective Time, the PRP Option Plans and each outstanding option to purchase shares of PRP Common Stock (each, a "PRP STOCK OPTION") thereunder or otherwise, whether or not vested, shall, by virtue of the Merger, be assumed by Parent. Each PRP Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting and exercisability on certain transactions), except that (i) each PRP Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock as determined by multiplying the number of shares of PRP Common Stock that were subject to such PRP Stock Option immediately prior to the Effective Time by the exchange ratio determined pursuant to Section 1.6(a), and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock , and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed PRP Stock Option will be determined by dividing the exercise price per share of PRP Common Stock at which such PRP Stock Option was exercisable immediately prior to the Effective Time, by the exchange ratio determined pursuant to Section 1.6(a) and rounding the resulting exercise price up to the nearest whole cent and that such number of shares of Parent Common Stock and exercise price shall be determined in a manner consistent with the requirements of Section 409A of the Code. No vesting periods for PRP Stock Options will accelerate as a result of the transaction contemplated hereby. At the Effective Time, (i) all references in the PRP Option Plans and related stock option agreements to PRP shall be deemed to refer to Parent and (ii) Parent shall assume all of PRP's obligations with respect to the PRP Option Plans and PRP's Stock Options as so amended.

                (b) At the Effective Time, each outstanding warrant to purchase shares of PRP Common Stock (each, a "PRP WARRANT"), whether or not vested, shall, by virtue of the Merger, be assumed by Parent. Each PRP Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options or warrants immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting and exercisability on certain transactions), except that (i) each PRP Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock as determined pursuant to
Section 1.6(a), and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed PRP Warrant will be equal to the exercise price per share of PRP Common Stock at which such PRP Warrant was exercisable immediately prior to the Effective Time, adjusted to give effect to the exchange ratio determined pursuant to Section 1.6(a). No vesting periods for any PRP Warrants will accelerate as a result of the transaction contemplated hereby. At the Effective Time, (i) all references in the related stock warrant agreements to PRP shall be deemed to refer to Parent and (ii) Parent shall assume all of PRP's obligations with respect to PRP's Warrants as so amended.

                (c) It is intended that the PRP Stock Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the PRP Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.4 shall be applied consistently with such intent.

        5.5 PARENT STOCK OPTIONS AND WARRANTS. At the Effective Time, any outstanding options to purchase shares of Parent Common Stock (each, a "PARENT STOCK OPTION"), whether or not vested, and any outstanding warrants to purchase shares of Parent Common Stock, whether or not then exercisable, shall, by virtue of the Merger, be cancelled.

        5.6 PARENT BOARD OF DIRECTORS. At the Effective Time, the Board of Directors of Parent, in accordance with applicable law and the Parent Charter Documents, shall take all necessary action (which action may include the resignation of existing directors) to cause the Board of Directors of Parent, as of the Effective Time, to appoint Steve Howe as a director of Parent.

        5.7 PARENT MANAGEMENT. At the Effective Time, the Board of Directors of Parent, in accordance with applicable law and the Parent Charter Documents shall take all necessary action to appoint the officers of PRP to the similar offices of Parent.

        5.8 NO NEGOTIATION. Until the Effective Date, or such time, if any, as this Agreement is terminated pursuant to Article VII below, neither Parent nor PRP shall, nor shall they permit any of their respective affiliates, directors, officers, employees, investment bankers, attorneys or other agents, advisors or representatives to, directly or indirectly, (a) sell, offer or agree to sell its business, by sale of shares or assets, merger or otherwise (each an "ACQUISITION TRANSACTION") other than pursuant to this Agreement, (b) solicit or initiate the submission of any proposal for an Acquisition Transaction, or (c) participate in any discussions or negotiations with, or furnish any information concerning its business to, any corporation, person or other entity in connection with a possible Acquisition Transaction other than pursuant to this Agreement.

        5.9 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained in this Agreement, except as a result of a fraud perpetrated by such officer, director or stockholder, no officer, director or stockholder of PRP, Parent or Merger Sub, or their respective successors or affiliates, shall have any liability hereunder from and after the Closing Date.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

        6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived if waived in writing by both Parent and PRP:

                (a) STOCKHOLDER APPROVAL. This Agreement shall have been adopted and the Merger shall have been duly approved by the requisite vote under applicable law and the PRP Charter Documents by the stockholders of PRP, and PRP stockholders holding less than 5% of the PRP Common Stock shall have delivered to PRP a written demand for appraisal in accordance with Section 262(d) of the DGCL.

                (b) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                (c) SCHEDULES. Each of the parties hereto shall have delivered to each other complete and accurate Schedules to this Agreement and such Schedules shall have been approved by the recipient.

                (d) EXHIBITS. The parties shall mutually agree upon the form and substance of all the Exhibits to this Agreement and the appropriate signatories thereto shall have executed and delivered each such document.

                (e) OFFICERS' CERTIFICATE. Each party shall have furnished to the other a certificate of its Chief Executive Officer and Chief Financial Officer, dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, the conditions set forth in Section 6.2(a) and
(b) or 6.3(a) and (b) (as applicable) have been fulfilled and are true and correct.

                (f) PRP FINANCING. PRP shall have closed on at least $20,000,000 of gross proceeds from the sale of PRP Common Stock in the Financing.

                (g) READINESS OF THE FORM 8-K. The Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by PRP and its accountant, and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC ("MERGER FORM 8-K") shall be, in the opinion of PRP and its counsel, in a form reasonably acceptable for filing with the SEC immediately following the Closing.

        6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PRP. The obligation of PRP to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by PRP:

                (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Subset forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and PRP shall have received a certificate signed on behalf of Parent by the Chief Executive Officer of Parent to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect.

                (b) AGREEMENTS AND COVENANTS. Each of Parent and Merger Sub shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and PRP shall have received a certificate to such effect signed on behalf of each of Parent and Merger Sub by an authorized officer of PRP.

                (c) NO CLOSING MATERIAL ADVERSE EFFECT. Since the date hereof, there has not occurred a Parent Material Adverse Effect. For purposes of the preceding sentence and Section 6.2(a), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Parent Material Adverse Effect:

                        (1) any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any stockholder litigation or threat of stockholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein unless PRP shall conclude that it has or could have a Material Adverse Effect on the Parent and PRP Surviving Corporation, taken as a whole; and

                        (2) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy.


                (d) CORPORATE DOCUMENTS. PRP shall have received a copy of the Certificate of Incorporation of each of the Parent and Merger Sub, certified by the Secretary of State of the State of Delaware evidencing the good standing of Parent and Merger Sub in such jurisdiction.

                (e) OTHER AGREEMENTS AND RESIGNATIONS. Each of the officers and directors of Parent and Merger Sub immediately prior to the Closing Date shall deliver duly executed resignations from their positions with each such applicable corporation immediately upon the Effective Time.

                (f) COMPLIANCE WITH SECURITIES LAW REQUIREMENTS. Parent shall be in compliance in all material respects with all requirements of applicable securities laws, including, without limitation, the filing of reports required by Section 13 of the Exchange Act, and shall have taken all actions with respect thereto as shall be required or reasonably requested by PRP in connection therewith.

                (g) PARENT RECAPITALIZATION. The Parent Recapitalization shall have occurred.

                (h) CHARTER AND BYLAW AMENDMENTS. Parent shall have amended its Certificate of Incorporation and Bylaws in the form of EXHIBIT B AND C hereto.

                (i) DIRECTORS. There shall be two members of the Board of Directors of Parent, Steve Howe and Arnold P. Kling and Arnold P. Kling shall have executed and delivered to PRP a written resignation from the Board of Directors of Parent effective as of immediately after the period set forth in Rule 14f-1 under the Exchange Act shall have expired.

        6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

                (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of PRP set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date or to the extent such representation and warranty is no longer true on account of transactions contemplated by this Agreement or the Financing) and Parent shall have received a certificate signed on behalf of PRP by the Chief Executive Officer of PRP to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a PRP Material Adverse Effect.

                (b) AGREEMENTS AND COVENANTS. PRP shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of PRP by an authorized officer of PRP.

                (c) NO CLOSING MATERIAL ADVERSE EFFECT. Since the date hereof, there has not occurred a PRP Material Adverse Effect. For purposes of the preceding sentence and Section 6.3(a), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a PRP Material Adverse Effect:

                        (1) any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any stockholder litigation or threat of stockholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein unless PRP shall conclude that it has or could have a Material Adverse Effect on the Parent and PRP Surviving Corporation, taken as a whole; and

                        (2) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy.

                (d) AUDITED FINANCIAL STATEMENTS. PRP shall have the audited financial statements that are required to be filed with the SEC as an exhibit to Merger Form 8-K available on or before the Closing Date.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

        7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of PRP:

                (a) by mutual written consent duly authorized by the Boards of Directors of Parent and PRP; or

                (b) by either Parent or PRP if the Merger shall not have been consummated by July 31, 2007, which date will be automatically extended for up to 30 days if the expiration of the Financing shall have been extended (such date, being the "OUTSIDE DATE") for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of, or resulted in the failure of, the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement; provided, further, however, that (x) in the event of the termination of the Amended and Restated Placement Agency Agreement dated March 6, 2007 (as amended from time to time) between Rodman & Renshaw, LLC, a Delaware limited liability company and PRP, (the "PLACEMENT AGREEMENT") this Agreement may be terminated by either Parent or PRP and (y) in the event that the Placement Agreement is extended such that the period during which shares of PRP Common Stock will be offered to potential subscribers under the Placement Agreement is extended from time to time, the date on the second line of this subsection (b) shall be extended to the last date of such period; or

                (c) by either Parent or PRP if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action shall have become final and nonappealable or any law, order, rule or regulation is in effect or is adopted or issued, which has the effect of prohibiting the Merger; or

                (d) by Parent, on the one hand, or PRP, on the other, if any condition to the obligation of any such party to consummate the Merger set forth in Section 6.2 (in the case of PRP) or 6.3 (in the case of Parent) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the failure of such condition is not the result of a breach of this Agreement by the party seeking to terminate this Agreement.

        7.2 FEES AND EXPENSES. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses whether or not the Merger is consummated, provided that in the event the Merger is consummated, PRP will pay the reasonable legal fees of Parent's counsel in this transaction up to $35,000. As used in this Agreement, "EXPENSES" shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the Merger and the other transactions contemplated hereby.

        7.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by the stockholders of PRP, there shall not be any amendment that by law requires further approval by the stockholders of PRP without the further approval of such stockholders. This Agreement may not be amended by the parties hereto except by execution of an instrument in writing signed on behalf of each of Parent, PRP and Merger Sub.

        7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                            CONTINUATION OF BUSINESS

        After the Effective Time of the Merger, Parent, either directly or through PRP as long as PRP is within Parent's "qualified group" within the meaning of Regulations Section 1.368-1(d)(4)(ii) (the "QUALIFIED GROUP"), will continue at least one significant historic business line of PRP, or use at least a significant portion of PRP's historic business assets in a business, in each case within the meaning of Regulations Section 1.368-1(d), except that PRP's historic business assets may be transferred (a) to a corporation that is another member of Parent's Qualified Group, or (b) to an entity taxed as a partnership if (i) one or more members of Parent's Qualified Group have active and substantial management functions as a partner with respect to Parent's historic business or (ii) members of Parent's Qualified Group in the aggregate own an interest in the partnership representing a significant interest in PRP's historic business, in each case within the meaning of Regulations Section 1.368-1(d)(4)(iii).

                                   ARTICLE IX
                               GENERAL PROVISIONS

        9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given on the day of delivery if delivered personally or sent via telecopy (receipt confirmed) or on the second business day after being sent if delivered by commercial delivery service, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                (a)     if to Parent or Merger Sub (prior to Closing):

                        R&R ACQUISITION III, INC.
                        47 School Avenue
                        Chatham, NJ 07928
                        Attn: Kirk Warshaw, Chief Financial Officer
                        Fax:  (973) 886-3858

                With a copy to:

                        Morse, Zelnick, Rose & Lander, LLP
                        405 Park Avenue, Suite 1401
                        New York, NY  10022
                        Attn:  Kenneth S. Rose, Esq.
                        Fax:  (212) 838-9190

                (b)     if to PRP or Merger Sub (or Parent subsequent to
                        Closing), to:

                        PR Pharmaceuticals, Inc.
                        1716 Heath Parkway
                        Fort Collins, CO  80524
                        Attn:  Kurtis W. Nestman, Chief Financial Officer
                        Fax:  (970) 484-0809

                With a copy to:

                        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                        Boston, MA, Boston, MA 02111
                        Attention: William T. Whelan, Esq.
                        Fax: (617) 542-2241.

        9.2     INTERPRETATION.

                (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

                (b) For purposes of this Agreement, the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the officers of such party has actual knowledge of such matter.

                (c) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

                (d) For purposes of this Agreement, an "agreement," "arrangement," "contract," "commitment" or "plan" shall mean a legally binding, written agreement, arrangement, contract, commitment or plan, as the case may be.

                (e) For purposes of this Agreement, the term "GOVERNMENTAL ENTITY" shall mean any federal, state, local or foreign governmental authority.

                (f) As used in this Agreement, the following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below unless the context otherwise requires:

                TERM                                   SECTION
                ----                                   -------
                Acquisition Transaction                5.8
                Action                                 2.10
                Agreement                              Preamble
                Certificate of Merger                  1.2
                Closing                                1.2
                Closing Date                           1.2
                Code                                   1.10
                DGCL                                   Recitals
                Effective Time                         1.2
                Encumbrances                           1.3(b)
                Exchange Act                           3.5(a)
                Expenses                               7.2
                Financing                              Recitals
                GAAP                                   2.7
                Governmental Entity                    9.2(e)
                Intangibles                            2.14
                Liabilities                            1.3(b)
                Material Permits                       2.12
                Materials Adverse Effect               2.3
                Memorandum                             Recitals
                Merger                                 1.1

                Merger Form 8-K                        6.1(g)
                Merger Sub Common Stock                3.2
                Merger Sub                             Preamble
                Outside Date                           7.1(b)
                Parent                                 Preamble
                Parent Balance Sheet                   3.5(b)
                Parent Charter Documents               3.4(a)
                Parent Common Stock                    1.6(a)
                Parent Financials                      3.5(b)
                Parent Material Adverse Effect         3.1(a)
                Parent Permits                         3.9(b)
                Parent Recapitalization                4.3(a)
                Parent SEC Reports                     3.5(a)
                Parent Stock Option                    5.5
                Placement Agreement                    7.1(b)
                PRP                                    Preamble
                PRP Common Stock                       1.6(a)
                PRP Material Adverse Effect            2.3
                PRP Merger Consideration               1.6(a)
                PRP Option Plans                       1.6(b)
                PRP Stock Option                       5.4(a)
                PRP Surviving Corporation              1.1
                PRP Warrant                            5.4(b)
                Qualified Group                        Article VIII
                Registration Rights Agreement          1.7
                Registration Statement                 1.7
                Regulations                            1.10
                Required Approvals                     2.4
                SEC                                    3.5(a)
                Securities Act                         3.5(a)
                Share Issuance                         Recitals
                Shellco Stockholder Shares             1.7
                Stockholder Approvals                  2.2
                Subsequent Registration Statement      1.7
                Tax Returns                            3.7(a)
                Taxes                                  3.7(a)
                Taxing Authority                       3.7(a)


        9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        9.4 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        9.5 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.6 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which t they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

        9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

        9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        9.9 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        9.10 WAIVER OF JURY TRIAL. EACH OF PARENT, PRP AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,

PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, PRP AND MERGER SUBIN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.


                                        R&R ACQUISITION III, INC.


                                        By:    /s/ Arnold P. Kling
                                             -----------------------------------
                                        Name:  Arnold P. King
                                        Title: President


                                        PR PHARMACEUTICALS, INC.

                                        By:    /s/ Steve R. Howe
                                             -----------------------------------
                                        Name:   Steve R. Howe
                                        Title:  Chief Executive Officer


                                        PRP MERGER SUB, INC.

                                        By:    /s/ Arnold P. Kling
                                             -----------------------------------
                                        Name:  Arnold P. King
                                        Title: President

                                                                  EXECUTION COPY
                                                                  --------------



                                    EXHIBIT A
                                    ---------

                              CERTIFICATE OF MERGER
                              ---------------------

                              CERTIFICATE OF MERGER

                                       OF

                              PRP MERGER SUB, INC.
                            (A DELAWARE CORPORATION)

                                      INTO

                            PR PHARMACEUTICALS, INC.
                            (A DELAWARE CORPORATION)

      Pursuant to the provisions of Section 251(c) of the General Corporation Law of the State of Delaware (the "DGCL"), the undersigned corporation hereby certifies as follows:

1. The constituent corporations are PR Pharmaceuticals, Inc., a Delaware corporation (sometimes referred to hereafter as the "SURVIVING CORPORATION") and PRP Merger Sub, Inc., a Delaware corporation ("MERGER SUB", and together with the Surviving Corporation, the "CONSTITUENT CORPORATIONS").

2.    An  Agreement  and Plan of  Merger,  dated as of June ___,  2007  ("Merger
      Agreement"), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Sections 251 and 228 of the DGCL and written notice has been given as provided in Section 228(e) of the DGCL.

3. PR Pharmaceuticals, Inc. shall be the surviving corporation in the merger and the name of the surviving corporation will remain PR Pharmaceuticals, Inc.

4.    By  virtue  of  the  merger  provided  for  herein,   the  Certificate  of
      Incorporation of PR Pharmaceuticals, Inc. as in effect immediately prior to the merger shall be amended by reason of the merger to read in its entirety as set forth in EXHIBIT A attached hereto, and as so amended, shall be the certificate of incorporation of the Surviving Corporation until further amended and changed in accordance with the provisions of the DGCL.

5. A copy of the executed Merger Agreement is on file at the office of the Surviving Corporation located at 1716 Heath Parkway, Fort Collins, Colorado 80524.

6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

7. This Certificate of Merger ("CERTIFICATE") shall be effective at such time as this Certificate is filed with the Secretary of State of Delaware in accordance with the provisions of Section 103 and 251(c) of the DGCL.

      IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed by a duly authorized officer as of June ____, 2007.



                                        PR PHARMACEUTICALS, INC.



                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------

                                    EXHIBIT A
                                    ---------

                      AMENDED CERTIFICATE OF INCORPORATION

                                       OF

                            PR PHARMACEUTICALS, INC.


      It is hereby certified that:

      FIRST: The name of the corporation (hereinafter called the "Corporation") is

                            PR PHARMACEUTICALS, INC.

      SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company.

      THIRD: The nature of the business to be conducted and the purposes of the Corporation are:

            To purchase or otherwise acquire, invest in, own, lease, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade and deal in and with real property and personal property of every kind, class and description (including, without limitation, goods, wares and merchandise of every kind, class and description), to manufacture goods, wares and merchandise of every kind, class and description, both on its own account and for others;

            To make and perform agreements and contracts of every kind and description; and

            Generally to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statute.

      FOURTH:

      The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Thousand (1,000), consisting of 1,000 shares of Common Stock, Zero Dollars and One Cent ($0.01) Par Value per share (the "Common Stock").

      FIFTH: The Corporation is to have perpetual existence.

      SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition and not in limitation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, conferred by the State of Delaware, it is further provided that:

      a) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

      b) After the original or other By-Laws of the Corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation.

      c) The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

      SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, indemnify and advance expenses to,
(i) its directors and officers, and (ii) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), provided, however, that except with respect to proceedings to enforce rights to indemnification, the By-Laws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      EIGHTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability or limitation thereof is determined. No amendment, modification or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

      NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article.

                                                                  EXECUTION COPY
                                                                  --------------

                                    EXHIBIT B
                                    ---------

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                            R&R ACQUISITION III, INC.

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            R&R ACQUISITION III, INC.

                           (INCORPORATED MAY 18, 2004)

                    (Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware)

      It is hereby certified that:

      1. The name of the Corporation is R&R Acquisition III, Inc. (the "Corporation").

      2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 18, 2004. Thereafter, the Certificate of Incorporation was amended by the filing of an amendment on December 6, 2005.

      3. The Certificate of Incorporation of the Corporation, as amended, is hereby further amended and restated, among other provisions, to change the name of the Corporation to PRP Pharmaceuticals International, Inc., as set forth in the Restated Certificate of Incorporation set forth below.

      4. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

      5. The text of the Restated Certificate of Incorporation of the Corporation, as amended and restated herein, shall read in its entirety as follows:

                      RESTATED CERTIFICATE OF INCOPORATION

      FIRST: The name of the corporation is PR Pharmaceuticals International, Inc. (the "Corporation").

      SECOND: The name and address of the Corporation's registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statute.

      FOURTH:

      A.    DESIGNATION AND NUMBER OF SHARES.

      The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 100,000,000 shares, consisting of 95,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 5,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

      Effective upon the filing of this Restated Certificate of Incorporation, each Pre-Split Amount (as defined below) of outstanding shares of Common Stock of the Corporation will be combined into and automatically become one (1) outstanding share of Common Stock of the Corporation; and the authorized shares of the Corporation shall remain as set forth in this Restated Certificate of Incorporation. The Pre-Split Amount shall be the quotient of the number of shares of Common Stock outstanding at the time of the filing of this Restated Certificate of Incorporation divided by [1,587,061].

      No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated subsequent to the foregoing split and the resulting number shall be rounded down to the nearest whole number of shares.

      B.    PREFERRED STOCK

            1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine.

            2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation and number of the shares of such series and the powers, preferences and rights of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent such authority may be conferred upon the Board of Directors under the Delaware General Corporation Law.

      The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.

      C. COMMON STOCK.

      The holders of the Common Stock are entitled to one vote for each share held; PROVIDED, HOWEVER, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designation relating to Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to Preferred Stock).

      FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

      A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation as in effect from time to time, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

      B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

      C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and not by written consent.

      D. Special meetings of the stockholders may only be called by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

      SIXTH:

      A. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

      B. Effective upon the appointment or the election to the Board of the third member of the Board of Directors, the directors, other than those who may be elected by the holders of shares of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of the second class to expire at the second annual meeting of stockholders following the initial classification of directors, and the term of office of the third class to expire at the third annual meeting of stockholders following the initial classification of directors. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire, other than directors elected by the holders of any series of Preferred Stock under specified circumstances, shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their successors are duly elected and qualified. The Board of Directors is authorized to assign members of the Board already in office to such classes as it may determine at the time the classification of the Board of Directors pursuant to this Restated Certificate of Incorporation becomes effective.

      C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by stockholders, and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

      D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

      E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote at an election of the directors, voting together as a single class.

      SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws of the Corporation.

      EIGHTH:

      A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Paragraph C of this Article EIGHTH with respect to proceedings to enforce rights to indemnification or as otherwise required by law, the Corporation shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      B. In addition to the right to indemnification conferred in Paragraph A of this Article EIGHTH, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Paragraph B or otherwise.

      C. If a claim under Paragraph A or B of this Article EIGHTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation

(including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise shall be on the Corporation.

      D. The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's
Certificate of Incorporation as amended from time to time, the Corporation's Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

      E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article EIGHTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

      G. The rights conferred upon Indemnitees in this Article EIGHTH shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article EIGHTH that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to any such amendment, alteration or repeal.

      NINTH: No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 or successor  provisions of the Delaware General Corporation Law; or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. All references in this Article NINTH to a director shall also be deemed to refer to any such director acting in his or her capacity as a Continuing Director (as defined in Article ELEVENTH).

      TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the Delaware General Corporation Law and all rights conferred upon stockholders are granted subject to this reservation; provided that in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, this Article TENTH and Article ELEVENTH of this Restated Certificate of Incorporation.

      ELEVENTH: The Board of Directors is expressly authorized to cause the Corporation to issue rights pursuant to Section 157 of the Delaware General Corporation Law and, in that connection, to enter into any agreements necessary or convenient for such issuance, and to enter into other agreements necessary and convenient to the conduct of the business of the Corporation. Any such agreement may include provisions limiting, in certain circumstances, the ability of the Board of Directors of the Corporation to redeem the securities issued pursuant thereto or to take other action thereunder or in connection therewith unless there is a specified number or percentage of Continuing Directors then in office. Pursuant to Section 141(a) of the Delaware General Corporation Law, the Continuing Directors shall have the power and authority to make all decisions and determinations, and exercise or perform such other acts, that any such agreement provides that such Continuing Directors shall make, exercise or perform. For purposes of this Article ELEVENTH and any such agreement, the term, "Continuing Directors," shall mean (1) those directors who were members of the Board of Directors of the Corporation at the time the Corporation entered into such agreement and any director who subsequently becomes a member of the Board of Directors, if such director's nomination for election to the Board of Directors is recommended or approved by the majority vote of the Continuing Directors then in office or (2) such members of the Board of Directors designated in, or in the manner provided in, such agreement as Continuing Directors.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and amends the provisions of the Certificate of Incorporation of this Corporation, as amended, has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, and executed by its duly authorized President this ____ day of June, 2007.


                            R&R ACQUISITION III, INC.



                            ----------------------------------
                            By:  Arnold P. Kling
                            Its: President

                                                                  EXECUTION COPY
                                                                  --------------

                                    EXHIBIT C
                                    ---------

                                 AMENDED BYLAWS
                                 --------------

                     PR PHARMACEUTICALS INTERNATIONAL, INC.

                                     BYLAWS

                                   (Amended*)



                            ARTICLE I - STOCKHOLDERS

      SECTION 1.    ANNUAL MEETING.

      An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix each year.

      SECTION 2.    SPECIAL MEETINGS.

      Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of these Restated Bylaws, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Business transacted at any special meeting of stockholders shall be limited to matters brought before the meeting pursuant to the Corporation's notice of meeting. Special meetings of the stockholders may be held at such place within or without the State of Delaware as may be stated in such resolution.

      SECTION 3.    NOTICE OF MEETINGS.

      Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation, as amended and restated from time to time).

      When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days


* Effective ______, 2007.

after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      SECTION 4.    QUORUM.

      At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the voting power of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

      If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

      SECTION 5.    ORGANIZATION AND CONDUCT OF BUSINESS.

      The Chairman of the Board of Directors or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, the President or, in his or her absence, such person as the Board of Directors may have designated, shall call to order any meeting of the stockholders and shall preside at and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as he or she deems to be appropriate. The chairman of any meeting of stockholders shall have the power to adjourn the meeting to another place and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

      SECTION 6.     NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

      A.    ANNUAL MEETINGS OF STOCKHOLDERS.

            Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

      B.    SPECIAL MEETINGS OF STOCKHOLDERS.

      Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting given pursuant to Section 2 above. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

      C.    CERTAIN MATTERS PERTAINING TO STOCKHOLDER BUSINESS AND NOMINATIONS.

            (1) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph A of this Section or a special meeting pursuant to paragraph B of this Section,
(1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such other business must otherwise be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a stockholder's notice pertaining to an annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not less than forty-five (45) or more than seventy-five (75) days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth
(90) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice for an annual meeting or a special meeting shall set forth:
(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

            (2)   Notwithstanding anything in the second sentence of paragraph C
(1) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least fifty-five (55) days prior to the Anniversary (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after the first anniversary of the preceding year's annual meeting, at least seventy (70) days prior to such annual meeting), a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

            (3) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph C(1) of this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting nor later than the close of business on the later of the sixtieth (60th) day prior to such special meeting, or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      D.    GENERAL.

            (1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

            (2) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            (3) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.


      SECTION 7.    PROXIES AND VOTING.

            At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      All voting, including on the election of directors but excepting where otherwise required by law, may be by voice vote. Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

      Except as otherwise provided in the terms of any class or series of Preferred Stock of the Corporation, all elections at any meeting of stockholders shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided herein, all other matters determined by stockholders at a meeting shall be determined by a majority of the votes cast affirmatively or negatively.

      SECTION 8.    ACTION WITHOUT MEETING.

      Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by written consent.

      SECTION 9.    STOCK LIST.

      A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting.

      The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.


                         ARTICLE II - BOARD OF DIRECTORS

      SECTION 1.    GENERAL POWERS, NUMBER, ELECTION, TENURE AND QUALIFICATION.

      A. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

      B.    Subject  to the rights of the  holders  of any  series of  Preferred
Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

      C. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, effective upon the appointment or election to the Board of the third member of the Board of Directors, the Board of Directors of the Corporation shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of the second class to expire at the second annual meeting of stockholders, following the initial classification of directors, and the term of office of the third class to expire at the third annual meeting of stockholders following the initial classification of directors. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire, other than directors elected by the holders of any series of Preferred Stock, shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their successors are duly elected and qualified. The Board of Directors is authorized to assign members of the Board already in office to such classes as it may determine at the time the classification of the Board of Directors becomes effective.

      SECTION 2.    VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

      Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director and not by stockholders, and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

      SECTION 3.    RESIGNATION AND REMOVAL.

      Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation at its principal place of business or to the Chairman of the Board, Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the Corporation then entitled to vote at an election of directors, voting together as a single class.

      SECTION 4.    REGULAR MEETINGS.

      Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

      SECTION 5.    SPECIAL MEETINGS.

      Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer, and shall be called by the Secretary if requested by a majority of the Whole Board , and shall be held at such place, on such date, and at such time as he or she or they shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or orally, by telegraph, telex, cable, telecopy or electronic transmission given not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

      SECTION 6.    QUORUM.

      At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

      SECTION 7.    ACTION BY CONSENT.

      Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

      SECTION 8.    PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

      Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

      SECTION 9.    CONDUCT OF BUSINESS.

      At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

      SECTION 10.      POWERS.

      The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

            (1)   To declare dividends from time to time in accordance with law;

            (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

            (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, to borrow funds and guarantee obligations, and to do all things necessary in connection therewith;

            (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

            (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

            (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

            (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

            (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

      SECTION 11.      COMPENSATION OF DIRECTORS.

      Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.


                            ARTICLE III - COMMITTEES

      SECTION 1.    COMMITTEES OF THE BOARD OF DIRECTORS.

      The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of

Directors in the management of the business and affairs of the Corporation to the fullest extent authorized by law. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

      SECTION 2.    CONDUCT OF BUSINESS.

      Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members of any committee shall constitute a quorum unless the committee shall consist of one
(1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.


                              ARTICLE IV - OFFICERS

      SECTION 1.    ENUMERATION.

      The officers of the Corporation shall consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and such other officers as the Board of Directors or the Chief Executive Officer may determine, including, but not limited to, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

      SECTION 2.    ELECTION.

      The Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer and the Secretary shall be elected annually by the Board of Directors at their first meeting following the annual meeting of the stockholders. The Board of Directors or the Chief Executive Officer, may, from time to time, elect or appoint such other officers as it or he or she may determine, including, but not limited to, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

      SECTION 3.    QUALIFICATION.

      The Chairman of the Board, if any, and any Vice Chairman appointed to act in the absence of the Chairman, if any, shall be elected by and from the Board of Directors, but no other officer need be a director. Two or more offices may be held by any one person. If required by vote of the Board of Directors, an officer shall give bond to the Corporation for the faithful performance of his or her duties, in such form and amount and with such sureties as the Board of Directors may determine. The premiums for such bonds shall be paid by the Corporation.

      SECTION 4.    TENURE AND REMOVAL.

      Each officer elected or appointed by the Board of Directors shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is elected or appointed and qualified, or until he or she dies, resigns, is removed or becomes disqualified, unless a shorter term is specified in the vote electing or appointing said officer. Each officer appointed by the Chief Executive Officer shall hold office until his or her successor is elected or appointed and qualified, or until he or she dies, resigns, is removed or becomes disqualified, unless a shorter term is specified by any agreement or other instrument appointing such officer. Any officer may resign by giving written notice of his or her resignation to the Chief Executive Officer, the President, or the Secretary, or to the Board of Directors at a meeting of the Board, and such resignation shall become effective at the time specified therein. Any officer elected or appointed by the Board of Directors may be removed from office with or without cause only by vote of a majority of the directors. Any officer appointed by the Chief Executive Officer may be removed with or without cause by the Chief Executive Officer or by vote of a majority of the directors then in office.

      SECTION 5.    CHAIRMAN OF THE BOARD.

      The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and stockholders at which he or she is present and shall have such authority and perform such duties as may be prescribed by these Bylaws or from time to time be determined by the Board of Directors.

      SECTION 6.    CHIEF EXECUTIVE OFFICER.

      The Chief Executive Officer shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by resolution of the Board of Directors, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and, if a director, meetings of the Board of Directors. The Chief Executive Officer shall have general supervision and direction of all of the officers, employees and agents of the Corporation. The Chief Executive Officer shall also have the power and authority to determine the duties of all officers, employees and agents of the Corporation, shall determine the compensation of any officers whose compensation is not established by the Board of Directors and shall have the power and authority to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

      SECTION 7.    PRESIDENT.

      Except for meetings at which the Chief Executive Officer or the Chairman of the Board, if any, presides, the President shall, if present, preside at all meetings of stockholders, and if a director, at all meetings of the Board of Directors. The President shall, subject to the control and direction of the Chief Executive Officer and the Board of Directors, have and perform such powers and duties as may be prescribed by these Bylaws or from time to time be determined by the Chief Executive Officer or the Board of Directors. The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business and shall have general supervision and direction of all of the officers, employees and agents of the Corporation.

      SECTION 8.    VICE PRESIDENTS.

      The Vice Presidents, if any, in the order of their election, or in such other order as the Board of Directors or the Chief Executive Officer may determine, shall have and perform the powers and duties of the President (or such of the powers and duties as the Board of Directors or the Chief Executive Officer may determine) whenever the President is absent or unable to act. The Vice Presidents, if any, shall also have such other powers and duties as may from time to time be determined by the Board of Directors or the Chief Executive Officer.

      SECTION 9.    CHIEF FINANCIAL OFFICER, TREASURER AND ASSISTANT TREASURERS.

      The Chief Financial Officer shall, subject to the control and direction of the Board of Directors and the Chief Executive Officer, be the chief financial officer of the Corporation and shall have and perform such powers and duties as may be prescribed in these Bylaws or be determined from time to time by the Board of Directors and the Chief Executive Officer. All property of the Corporation in the custody of the Chief Financial Officer shall be subject at all times to the inspection and control of the Board of Directors and the Chief Executive Officer. The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation. The Chief Financial Officer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. Unless the Board of Directors has designated another person as the Corporation's Treasurer, the Chief Financial Officer shall also be the Treasurer. Unless otherwise voted by the Board of Directors, the Treasurer (if different than the Chief Financial Officer) and each Assistant Treasurer, if any, shall have and perform the powers and duties of the Chief Financial Officer whenever the Chief Financial Officer is absent or unable to act, and may at any time exercise such of the powers of the Chief Financial Officer, and such other powers and duties, as may from time to time be determined by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

      SECTION 10.      SECRETARY AND ASSISTANT SECRETARIES.

      The Board of Directors or the Chief Executive Officer shall appoint a Secretary and, in his or her absence, an Assistant Secretary. Unless otherwise directed by the Board of Directors, the Secretary or, in his or her absence, any Assistant Secretary, shall attend all meetings of the directors and stockholders and shall record all votes of the Board of Directors and stockholders and minutes of the proceedings at such meetings. The Secretary or, in his or her absence, any Assistant Secretary, shall notify the directors of their meetings, and shall have and perform such other powers and duties as may from time to time be determined by the Board of Directors. If the Secretary or an Assistant Secretary is elected but is not present at any meeting of directors or stockholders, a temporary Secretary may be appointed by the directors or the Chief Executive Officer at the meeting.

      SECTION 11.      BOND.

      If required by the Board of Directors, any officer shall give the Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his control and belonging to the Corporation.

      SECTION 12.      ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS.

      Unless otherwise directed by the Board of Directors or the Chief Executive Officer, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.


                                ARTICLE V - STOCK

      SECTION 1.    CERTIFICATES OF STOCK.

      Shares of the Corporation's stock may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock owned by the stockholder. Any certificates issued to a stockholder of the Corporation shall be signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

      SECTION 2.    TRANSFERS OF STOCK.

      Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

      SECTION 3.    RECORD DATE.

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      SECTION 4.    LOST, STOLEN OR DESTROYED CERTIFICATES.

      In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

      SECTION 5.    REGULATIONS.

      The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

      SECTION 6.    INTERPRETATION.

      The Board of Directors shall have the power to interpret all of the terms and provisions of these Bylaws, which interpretation shall be conclusive.


                              ARTICLE VI - NOTICES

      SECTION 1.    NOTICES.

      If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

      SECTION 2.    WAIVER OF NOTICE.

      A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

             ARTICLE VII -INDEMNIFICATION OF DIRECTORS AND OFFICERS

        SECTION 1.  RIGHT TO INDEMNIFICATION.

        Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article with respect to proceedings to enforce rights to indemnification or an advancement of expenses or as otherwise required by law, the Corporation shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        SECTION 2.  RIGHT TO ADVANCEMENT OF EXPENSES.

        In addition to the right to indemnification conferred in Section 1 of this Article, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

        SECTION 3.  RIGHT OF INDEMNITEES TO BRING SUIT.

        If a claim under Section 1 or 2 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

        SECTION 4.  NON-EXCLUSIVITY OF RIGHTS.

        The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation as amended from time to time, these Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

        SECTION 5.  INSURANCE.

        The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        SECTION 6.  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

        The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

        SECTION 7.  NATURE OF RIGHTS.

        The rights conferred upon Indemnitees in this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to any such amendment, alteration or repeal.


                       ARTICLE VIII - CERTAIN TRANSACTIONS

      SECTION 1.    TRANSACTIONS WITH INTERESTED PARTIES.

      No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction or solely because the votes of such director or officer are counted for such purpose, if:

            (a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

            (b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

            (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

      SECTION 2.    QUORUM.

      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                           ARTICLE IX - MISCELLANEOUS

      SECTION 1.    FACSIMILE SIGNATURES.

      In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

      SECTION 2.    CORPORATE SEAL.

      The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

      SECTION 3.    RELIANCE UPON BOOKS, REPORTS AND RECORDS.

      Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

      SECTION 4.    FISCAL YEAR.

      Except as otherwise determined by the Board of Directors from time to time, the fiscal year of the Corporation shall end on the last day of December of each year.

      SECTION 5.    TIME PERIODS.

      In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

      SECTION 6.     PRONOUNS.

      Whenever the context may require, any pronouns used in these Bylaws shall include the corresponding masculine, feminine or neuter forms.


                             ARTICLE X - AMENDMENTS

        These Bylaws may be amended or repealed by the affirmative vote of a majority of the Whole Board or by the stockholders by the affirmative vote of seventy-five (75%) of the outstanding voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, at any meeting at which a proposal to amend or repeal these Bylaws is properly presented.

                                                                  EXECUTION COPY
                                                                  --------------

                                    EXHIBIT D
                                    ---------

                            INDEMNIFICATION AGREEMENT
                            -------------------------

                            INDEMNIFICATION AGREEMENT
                            -------------------------

       This INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into this ____ day of ________, 20__ (the "Effective Date") by and between PR
PHARMACEUTICALS INTERNATIONAL, INC. (FORMERLY, R&R ACQUISITION III INC.), a Delaware corporation (the "Company"), and _________________________________ (the
"Indemnitee").

       WHEREAS, the Company believes it is essential to retain and attract qualified directors and officers;

       WHEREAS, the Indemnitee is a director and/or officer of the Company;

       WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

       WHEREAS, the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended Bylaws (the "Bylaws") require the Company to indemnify and advance expenses to its directors and officers to the extent permitted by the DGCL (as hereinafter defined);

       WHEREAS, the Indemnitee has been serving and intends to continue serving as a director and/or officer of the Company in part in reliance on the Certificate of Incorporation and Bylaws; and

       WHEREAS, in recognition of the Indemnitee's need for (i) substantial protection against personal liability based on the Indemnitee's reliance on the Certificate of Incorporation and Bylaws, (ii) specific assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to the Indemnitee, regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Company's Board of Directors (the "Board") or acquisition transaction relating to the Company, and (iii) an inducement to continue to provide effective services to the Company as a director and/or officer thereof, the Company wishes to provide for the indemnification of the Indemnitee and to advance expenses to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained by the Company, to provide for the continued coverage of the Indemnitee under the Company's directors' and officers' liability insurance policies.

       NOW, THEREFORE, in consideration of the premises contained herein and of the Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

       1.     CERTAIN DEFINITIONS.

              (a)    A "Change in Control" shall be deemed to have occurred if:

                     (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; (b) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (c) any current beneficial stockholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities; hereafter becomes the "beneficial owner," as defined in rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company representing 20% or more of the total combined voting power represented by the Company's then outstanding Voting Securities;

                     (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                     (iii)  the  stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all of the Company's assets.

              (b) "DGCL" shall mean the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted; provided, however, that in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto.

              (c) "Expense" shall mean attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding relating to any Indemnifiable Event.

              (d) "Indemnifiable Event" shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that the Indemnitee is or was a director or officer of the Company, as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of anything done or not done by the Indemnitee in any such capacity.

              (e)    "Potential  Change in Control"  shall be deemed to occur if
(i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;
(iii) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding Voting Securities, increases his or her beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

              (f) "Proceeding" shall mean any threatened, pending or completed action, suit, investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative and/or any inquiry or investigation, whether conducted by the Company or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action.

              (g) "Reviewing Party" shall mean any appropriate person or body consisting of a member or members of the Company's Board or any other person or body appointed by the Board (including the special independent counsel referred to in Section 6) who is not a party to the particular Proceeding with respect to which the Indemnitee is seeking indemnification.

              (h) "Voting Securities" shall mean any securities of the Company which vote generally in the election of directors.

       2. INDEMNIFICATION. In the event the Indemnitee was or is a party to or is involved (as a party, witness, or otherwise) in any Proceeding by reason of (or arising in part out of) an Indemnifiable Event, whether the basis of the Proceeding is the Indemnitee's alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, the Company shall indemnify the Indemnitee to the fullest extent permitted by the DGCL against any and all Expenses, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement) (collectively, "Liabilities") reasonably incurred or suffered by such person in connection with such Proceeding. The Company shall provide indemnification pursuant to this Section 2 as soon as practicable, but in no event later than 30 days after it receives written demand from the Indemnitee. Notwithstanding anything in this Agreement to the contrary and except as provided in Section 5 below, the Indemnitee shall not be entitled to indemnification pursuant to this

Agreement (i) in connection with any Proceeding initiated by the Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding or (ii) on account of any suit in which judgment is rendered against the Indemnitee pursuant to Section 16(b) of the Exchange Act for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company.

       3. ADVANCEMENT OF EXPENSES. The Company shall advance Expenses to the Indemnitee within 30 business days of such request (an "Expense Advance"); provided, however, that if required by applicable corporate laws such Expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company; and provided further, that the Company shall make such advances only to the extent permitted by law. Expenses incurred by the Indemnitee while not acting in his/her capacity as a director or officer, including service with respect to employee benefit plans, may be advanced upon such terms and conditions as the Board, in its sole discretion, deems appropriate.

       4. REVIEW PROCEDURE FOR INDEMNIFICATION. Notwithstanding the foregoing, (i) the obligations of the Company under Sections 2 and 3 above shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 6 hereof is involved) that the Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 3 above shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction pursuant to Section 5 below to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). The Indemnitee's obligation to reimburse the Company for Expense Advances pursuant to this Section 4 shall be unsecured and no interest shall be charged thereon. The Reviewing Party shall be selected by the Board, unless there has been a Change in Control, other than a Change in Control which has been approved by a majority of the Company's Board who were directors immediately prior to such Change in Control, in which case the Reviewing Party shall be the special independent counsel referred to in Section 6 hereof.

       5. ENFORCEMENT OF INDEMNIFICATION RIGHTS. If the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, or if the Indemnitee has not otherwise been paid in full pursuant to Sections 2 and 3 above within 30 days after a written demand has been received by the Company, the Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper to recover the unpaid amount of the demand (an "Enforcement Proceeding") and, if successful in whole or in part, the

Indemnitee shall be entitled to be paid any and all Expenses in connection with such Enforcement Proceeding. The Company hereby consents to service of process for such Enforcement Proceeding and to appear in any such Enforcement
Proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

       6. CHANGE IN CONTROL. The Company agrees that if there is a Change in Control of the Company, other than a Change in Control which has been approved by a majority of the Company's Board who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld. Such special independent counsel shall not have otherwise performed services for the Company or the Indemnitee, other than in connection with such matters, within the last five years. Such independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special independent counsel pursuant to this Agreement.

       7. ESTABLISHMENT OF TRUST. In the event of a Potential Change in Control, the Company shall, upon written request by the Indemnitee, create a trust (the "Trust") for the benefit of the Indemnitee, and from time to time upon written request of the Indemnitee shall fund such Trust, to the extent permitted by law, in any amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any proceeding relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Proceedings relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the special independent counsel referred to in Section 6 is involved. The terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee of the Trust (the "Trustee") shall advance, within ten business days of a request by the Indemnitee, any and all Expenses to the Indemnitee, to the extent permitted by law, (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 4 of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be a bank or trust company or other individual or entity chosen by the Indemnitee and acceptable to and approved of by the Company. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local and foreign tax purposes.

       8. PARTIAL INDEMNITY. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities, but not, however, for the entire amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

       9. NON-EXCLUSIVITY. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under any statute, provision of the Company's Certificate of Incorporation or Bylaws, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that a change in the DGCL permits greater indemnification by agreement than would be afforded currently under the Company's Certificate of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the grater benefits so afforded by such change.

       10. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

       11. SETTLEMENT OF CLAIMS. The Company shall not be liable to indemnify the Indemnitee under this Agreement (a) for any amounts paid in settlement of any action or claim effected without the Company's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

       12. NO PRESUMPTION. For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Proceeding, action, suit or claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

       13. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years form the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

       14. CONSENT AND WAIVER BY THIRD PARTIES. The Indemnitee hereby represents and warrants that he or she has obtained all waivers and/or consents from third parties which are necessary for his or her employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Indemnitee represents that he or she is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his or her obligations hereunder or prevent the full performance of his or her duties and obligations hereunder.

       15. AMENDMENT OF THIS AGREEMENT. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder, shall constitute a waiver thereof.

       16. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

       17. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw, vote, agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

       18. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company's request.

       19. SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

       20. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

       21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       22. NOTICES. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

                      PR Pharmaceuticals International, Inc.
                      1716 Heath Parkway
                      Fort Collins, CO 80524

       and to the Indemnitee at:

                      --------------------------------------

                      --------------------------------------

                      --------------------------------------

       Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

       IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day first set forth above.


                                    PR PHARMACEUTICALS INTERNATIONAL, INC.


                                    By:
                                        -----------------------------------
                                        Steve Howe, Chief Executive Officer


                                    INDEMNITEE


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                                    PRINTED:
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